SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-371318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___         Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

5.45% Exchangeable Notes due 2026

On March 6, 2007, The Lexington Master Limited Partnership, a Delaware limited partnership, or the Partnership, Lexington Realty Trust, a Maryland real estate investment trust, or the Trust, and Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., each a Delaware limited partnership, or the Other Operating Partnerships, entered into a Purchase Agreement with Bear, Stearns & Co. Inc. and Lehman Brothers Inc., or the Initial Purchasers, for the sale by the Partnership and the purchase by the Initial Purchasers of $150.0 million aggregate principal amount of 5.45% Exchangeable Guaranteed Notes due 2027, or the Notes. The Notes have the same terms and are of the same series as the $300.0 million aggregate principal amount notes that were issued by the Partnership in January 2007 and February 2007 (the “Existing Notes”). The Notes are fully and unconditionally guaranteed by the Trust and all of the subsidiaries of the Trust that are borrowers or guarantors under the credit agreement among the Trust, the Other Operating Partnerships, each of the lenders a party thereto, and Wachovia Bank, National Association, which we refer to as the Wachovia Credit Agreement.

The closing of the sale of the Notes occurred on March 9, 2007. The net proceeds from the sale of the Notes, after deducting the Initial Purchasers’ discount and the estimated offering expenses, are estimated to be approximately $146.3 million (exclusive of proceeds attributable to accrued interest). The Partnership intends to use the proceeds to repay a portion of the borrowings under the Partnership’s Master Loan Agreement, dated as of August 11, 2005, among KeyBank National Association and the lenders party thereto.

The Notes were issued under an Indenture, dated as of January 29, 2007, among the Partnership, the Trust, the Other Operating Partnerships and all of the subsidiaries of the Trust that are guarantors under the Wachovia Credit Agreement, and U.S. Bank National Association, as trustee, or the Trustee, as supplemented by the First Supplemental Indenture, dated as of January 29, 2007, and the Second Supplemental Indenture (collectively, the "Indenture"), dated as of March 9, 2007. The terms of the Notes were established pursuant to the Indenture and the form of the Notes attached thereto.

Additional information pertaining to the Notes is contained in Item 2.03 of this report and is incorporated herein by reference. The Notes, the guarantees and the common shares of beneficial interest of the Trust, or Common Shares, issuable under certain circumstances upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act. The Partnership offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes only to qualified institutional buyers in the United States in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.

Registration Rights Agreement

At the Closing, the Partnership and the Trust entered into a Registration Rights Agreement with the Initial Purchasers. Under the Registration Rights Agreement, the Partnership

and the Trust have agreed, for the benefit of the holders of the Notes, to file a shelf registration statement providing for the resale of the Common Shares, if any, issuable upon exchange of the Notes, or the Registrable Securities, by holders who satisfy certain conditions, or the Selling Security Holders, by the 120th day after the original issuance of the Existing Notes on January 29, 2007 and to use its reasonable best efforts to cause such shelf registration statement to be declared effective under the Securities Act as promptly as practicable but in any event by the 210th day after the original issuance of the Existing Notes or otherwise make available for use by the Selling Security Holders an effective shelf registration statement no later than such date. The Partnership and the Trust also have agreed to use their reasonable best efforts to keep the registration statement continuously effective under the Securities Act until there are no Registrable Securities outstanding.

The Partnership will be required to pay specified additional interest to the holders of the Notes if it and the Trust fail to comply with their obligations to register the Common Shares issuable upon exchange of the Notes within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods. The Partnership will not be required to pay additional interest with respect to any Note after it has been converted for any Common Shares. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.4. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Common Share Delivery Agreement

On March 9, 2007, the Trust and the Partnership entered into a Common Share Delivery Agreement (the “Delivery Agreement”). Pursuant to the Delivery Agreement, in the event the Partnership determines to deliver Common Shares upon exchange of the Notes, the Trust will deliver to holders of the exchanged Notes the number of Common Shares underlying the exchanged Note, as determined by the Partnership. In exchange for the Common Shares, the Partnership agrees to issue to the Trust its common units in an amount equal to the number of Common Shares issued by the Trust pursuant to the Delivery Agreement. A copy of the Delivery Agreement is filed herewith as Exhibit 4.5. The description of the Delivery Agreement in this report is a summary and is qualified in its entirety by the terms of the Delivery Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 9, 2007, the Partnership issued $150.0 million aggregate principal amount of the Notes. The Notes are fully and unconditionally guaranteed by the Trust and all of the subsidiaries of the Trust that are borrowers or guarantors under the Wachovia Credit Agreement. The Notes are unsecured obligations of the Partnership, the Trust and the other guarantors.

The terms of the Notes include:

Maturity. January 15, 2027.

Interest. Interest on the Notes at the rate of 5.45% per year is payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2007.

Exchange Rights. Holders may exchange the Notes at the initial exchange rate for each $1,000 principal amount of the Notes of 39.6071 of the Common Shares, payable in cash or, if the exchange value is greater than the principal return (as defined in the offering memorandum), in cash with respect to the amount equal to the principal return, and with respect to any portion in excess of the principal return, cash, the Common Shares or a combination of cash and the Common Shares, at the option of the Partnership, prior to the close of business on the second business day prior to the stated maturity date at any time on or after January 15, 2026 and also under the following circumstances:

(a) Exchange Upon Satisfaction of Market Price Condition. A holder may surrender any of its Notes for exchange during any calendar quarter beginning after March 31, 2007 (and only during such calendar quarter), if, and only if, the closing sale price of the Common Shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter as determined by the Partnership is more than 125% of the exchange price per Common Share in effect on the applicable trading day;

(b) Exchange Upon Satisfaction of Trading Price Condition. A holder may surrender any of its Notes for exchange during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes (as determined following a reasonable request by a holder of the Notes) was less than 98% of the product of the closing sale price of the Common Shares multiplied by the applicable exchange rate;

(c) Exchange Upon Notice of Redemption. A holder may surrender for exchange any of the Notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the Notes are not otherwise exchangeable at such time.

(d) Exchange if Common Shares Are Not Listed. A holder may surrender any of its Notes for exchange at any time beginning on the first business day after the Common Shares have ceased to be listed on a U.S. national or regional securities exchange for a 30 consecutive trading-day period.

(e) Exchange Upon Specified Transactions. A holder may surrender any of its Notes for exchange if the Trust engages in certain specified corporate transactions, including a change in control (as defined in the Notes). Holders exchanging Notes in connection with certain change in control transactions occurring prior to January 20, 2012 may be entitled to receive additional Common Shares as a “make whole premium.”

Redemption at the Option of the Partnership. The Partnership may not redeem any Notes prior to January 20, 2012, except to preserve its status as a real estate investment trust. After that time, the Partnership may redeem the Notes, in whole or in part, for cash equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date.

Purchase at Option of Holders on Certain Dates. Holders of the Notes may require the Partnership to repurchase their Notes, in whole or in part (in principal amounts of $1,000 and integrals thereof) on January 20, 2012, January 15, 2017, and January 15, 2022 for cash equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

Default. Subject to the terms of the Indenture and the Notes, upon certain events of default, including, but not limited to, (i) default by the Partnership in the delivery when due of the exchange value, on the terms set forth in the Indenture and the Notes, upon exercise of a holder’s exchange right in accordance with the Indenture and the continuation of such default for 10 days, (ii) the failure of the Partnership to provide notice of the occurrence of a change of control when required under the Indenture, and such failure continues for 5 business days, the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal and accrued and unpaid interest on all of the Notes to be due and payable immediately by written notice thereof to the Partnership (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust, the Partnership, the Other Operating Partnerships, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

In addition, the Notes are cross-defaulted with the indebtedness of Lexington or any of its subsidiaries or the MLP having an aggregate principal amount exceeding $25.0 million.

The description of the Notes in this report is a summary and is qualified in its entirety by reference to Exhibits 4.1, 4.2 and 4.3.

Item 3.02 Unregistered Sales of Equity Securities.

5.45% Convertible Notes due December 15, 2026

On March 6, 2007, the Trust and the Partnership entered into the Purchase Agreement to offer and sell $150.0 million aggregate principal amount of the Notes to the Initial Purchasers. The closing of the offer and sale occurred on March 9, 2007. The net proceeds from the sale, after deducting the Initial Purchasers’ discount and the Partnership’s estimated offering expenses, are estimated to be approximately $146.3 million (exclusive of proceeds attributable to accrued interest). The Notes are fully and unconditionally guaranteed by the Trust and all of the subsidiaries of the Trust that are borrowers or guarantors under the Wachovia Credit Agreement.

Additional information pertaining to the Notes and Common Shares is contained in Item 2.03 of this report and is incorporated herein by reference.

The Partnership offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes only to qualified institutional buyers in the United States in reliance upon the exemption from registration provided by Rule 144A under the Securities Act. The Partnership relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes, the guarantees and the underlying Common Shares issuable upon exchange of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

8.01 Other Events

Share Repurchases

The Trust’s Board of Trustees increased its previous 2.0 million common share/operating partnership repurchase authorization (of which 1.2 million common shares/operating partnership units have already been repurchased) to a 10.0 million common share/operating partnership unit repurchase authorization.

In connection with the $150.0 million notes offering by the Partnership, the Trust repurchased approximately 2.1 million common shares from purchasers of the notes using its own cash balances.

Contemplated Future Offerings

As previously disclosed, the Trust intends to continue to have access to and use the public and private equity and debt markets as a source of capital for growth. In this regard, the Trust expects to raise up to an additional $200.0 million through the issuance of trust preferred securities before the end of the first quarter of 2007, although there can be no assurance that it will be able to consummate such issuance.

The Trust issued press releases with respect to the Notes and the other information in this Form 8-K on March 5, 2007 and March 6, 2007, copies of which are attached as Exhibits 99.1 and 99.2.

Item 9.01. Financial Statements and Exhibits

4.1*	Indenture, dated as of January 29, 2007, among The Lexington Master Limited Partnership, Lexington Realty Trust, the other guarantors named therein and U.S. Bank National Association, as trustee.
4.2*

First Supplemental Indenture, dated as of January 29, 2007, among The Lexington Master Limited Partnership, Lexington Realty Trust, the other guarantors named therein and U.S. Bank National Association, as trustee, including the Form of 5.45% Exchangeable Guaranteed Notes due 2027.

4.3

Second Supplemental Indenture, dated as of March 9, 2007, among The Lexington Master Limited Partnership, Lexington Realty Trust, the other guarantors named therein and U.S. Bank National Association, as trustee, including the Form of 5.45% Exchangeable Guaranteed Notes due 2027.

4.4

Registration Rights Agreement, dated as of March 9, 2007, among The Lexington Master Limited Partnership, Lexington Realty Trust, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., New 3 Acquisition L.P., Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

4.5	Common Share Delivery Agreement, dated March 9, 2007, between The Lexington Master Limited Partnership and Lexington Realty Trust.
99.1	Press Release dated March 5, 2007.
99.2	Press Release dated March 6, 2007.

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: March 9, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Lexington Master Limited Partnership

By: Lex GP-1 Trust, its general partner

Date: March 9, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

4.1*	Indenture, dated as of January 29, 2007, among The Lexington Master Limited Partnership, Lexington Realty Trust, the other guarantors named therein and U.S. Bank National Association, as trustee.
4.2*

First Supplemental Indenture, dated as of January 29, 2007, among The Lexington Master Limited Partnership, Lexington Realty Trust, the other guarantors named therein and U.S. Bank National Association, as trustee, including the Form of 5.45% Exchangeable Guaranteed Notes due 2027.

4.3

Second Supplemental Indenture, dated as of March 9, 2007, among The Lexington Master Limited Partnership, Lexington Realty Trust, the other guarantors named therein and U.S. Bank National Association, as trustee, including the Form of 5.45% Exchangeable Guaranteed Notes due 2027.

4.4

Registration Rights Agreement, dated as of March 9, 2007, among The Lexington Master Limited Partnership, Lexington Realty Trust, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., New 3 Acquisition L.P., Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

4.5	Common Share Delivery Agreement, dated March 9, 2007, between The Lexington Master Limited Partnership and Lexington Realty Trust.
99.1	Press Release dated March 5, 2007.
99.2	Press Release dated March 6, 2007.

* Previously filed